EXHIBIT 99.1
PRESS RELEASE

CMC Materials Reports Record Revenue for the First Quarter of Fiscal 2021 and Raises Full Year Guidance
•Record Revenue of $287.9 Million, 1.7% Higher than Last Year and 5.0% Higher Sequentially Due to Strong Growth in CMP Slurries and CMP Pads
•Diluted Earnings Per Share (EPS) of $1.07; Adjusted Diluted EPS1 of $1.92, Flat Compared to Last Year
•Expecting Revenue for Second Quarter Fiscal 2021 to be Up Low Single Digits Sequentially

•Raises Full Fiscal Year 2021 Adjusted EBITDA to be Between $367 Million and $387 Million

AURORA, IL, February 3, 2021 – CMC Materials, Inc. (Nasdaq: CCMP), a leading global supplier of consumable materials primarily to semiconductor manufacturers, today reported financial results for its first quarter of fiscal 2021, which ended December 31, 2020.

Key Highlights for the First Quarter

Stronger demand in Electronic Materials, which represents over 80% of the company’s revenue, drove a revenue increase of 1.7% compared to the same quarter last year. The increase was slightly offset by lower revenue from pipeline and industrial materials (PIM) products, which continues to be adversely impacted by the COVID-19 pandemic. Net income was $31.5 million compared to $38.5 million in the prior year primarily due to the $7.3 million impairment charge the company took in the quarter for its previously announced strategic decision to exit the wood treatment business by approximately the end of calendar year 2021. Adjusted EBITDA1 was $91.6 million, compared to $95.3 million in the prior year, primarily due to a prior year benefit of $5 million from the timing of certain manufacturing variances. During the quarter, the company generated $54.0 million in cash flow from operations, and $293.2 million in the last twelve months.

“Our record revenue this quarter is a reflection of our continued focused execution and innovation, as well as healthy semiconductor industry conditions,” said David Li, President and CEO of CMC Materials, Inc. “Looking ahead, we believe we are well positioned to deliver sequential growth above this record quarter given our robust customer positions and the expectations for continued strength in the semiconductor industry, as well as stabilization in the oil transport and demand sector. We also want to highlight the release of our inaugural Corporate Sustainability Report, which we believe captures our industry leading performance in this important area, and our efforts and ongoing commitment towards employee safety and making a positive impact to the communities in which we operate.”

Key Financial Information for the First Quarter

•Revenue was $287.9 million, 1.7% higher than the same quarter last year. Revenue was up 5.0% sequentially primarily due to higher revenue in CMP slurries and CMP pads.

•Net income was $31.5 million compared to $38.5 million last year. Adjusted net income1 was $56.8 million, 0.7% lower compared to the prior year, primarily due to the timing of certain manufacturing variances recorded in the prior year, partially offset by higher revenue and lower interest expense.

•Diluted EPS was $1.07. Adjusted diluted EPS1 was $1.92, flat compared to the same quarter last year.

•Adjusted EBITDA1 was $91.6 million, down 3.9% compared to last year. Adjusted EBITDA margin1 for the quarter was 31.8%, compared to adjusted EBITDA margin of 33.6% in the same quarter last year, which benefited from the timing of certain manufacturing variances.

1Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

Electronic Materials – Revenue was $236.8 million for the quarter, 7.3% higher than revenue in the same quarter last year and 6.3% higher sequentially due to higher revenue in CMP slurries, CMP pads and electronic chemicals. Adjusted EBITDA was $80.8 million, or 34.1% of revenue.

Performance Materials – Revenue was $51.1 million for the quarter, 18.2% lower than revenue in the same quarter last year, driven primarily by the impact of the pandemic on demand for PIM products. Higher revenue in the wood treatment and QED businesses partially offset this impact. Revenue was approximately flat sequentially. Adjusted EBITDA was $23.0 million, or 45.0% of revenue.

Current Financial Guidance

Sequentially, the company currently expects revenue in the second quarter of fiscal 2021 to be up low single digits compared to revenue in the first quarter. Electronic Materials revenue is expected to be up low single digits and Performance Materials revenue is expected to be up high single digits for the quarter.

The company is increasing full fiscal year 2021 adjusted EBITDA to be between $367 million and $387 million.

With respect to this guidance, and additional current expectations provided on page 11 of the company’s related slide and prepared commentary document, the company notes the continued uncertainty as to the ongoing macroeconomic environment and the impact of the pandemic on the industries in which the company participates.

RELATED SLIDE PRESENTATION AND PREPARED COMMENTARY

A slide presentation and corresponding prepared commentary related to this press release will be available at cmcmaterials.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

CMC Materials’ quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, February 4. The conference call will be available via live webcast and replay from the company’s website, cmcmaterials.com, or by phone at (833) 714-0937. Callers outside the U.S. may dial (778) 560-2685. The conference code for the call is 4539453. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to primarily semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,100 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company’s financial results are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and net debt. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and excludes certain items that affect comparability from period to period. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue.

The non-GAAP financial measures provided in this press release are a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to the acquisition of KMG Chemicals, Inc. (“KMG”)(“Acquisition”), such as expenses incurred to complete the Acquisition and related integration and acquisition-related amortization expenses, costs of restructuring and impairments related to the wood treatment business, costs incurred related to the COVID-19 pandemic (“Pandemic”) net of grants received, and in fiscal 2020, costs related to the KMG-Bernuth warehouse fire net of insurance recovery, and the effects of Tax Cuts and Jobs Act in December 2017 in the United States (“Tax Act”) and the issued final regulations related to the Tax Act, are not indicative of its core operating results and thus presents these certain measures excluding these effects. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, and the expected benefits and synergies of such acquisitions; divestment or disposition, or cessation of investment in certain, of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the Pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed on November 17, 2020, and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, which the Company expects to file by February 9, 2021. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

CMC MATERIALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Revenue	$287,863	$274,207	$283,143
Cost of sales	164,959	157,144	154,461
Gross profit	122,904	117,063	128,682

Operating expenses:
Research, development and technical	12,428	14,105	12,811
Selling, general and administrative	55,920	54,576	54,439
Asset impairment charges	7,347	2,314	—
Total operating expenses	75,695	70,995	67,250

Operating income	47,209	46,068	61,432
Interest expense	9,608	9,431	11,920
Interest income	23	81	315
Other income (expense), net	1,452	(110)	(397)
Income before income taxes	39,076	36,608	49,430
Provision for (benefit from) income taxes	7,546	(247)	10,881

Net income	$31,530	$36,855	$38,549

Basic earnings per share	$1.08	$1.27	$1.32

Diluted earnings per share	$1.07	$1.25	$1.30

Weighted average basic shares outstanding	29,123	29,082	29,137

Weighted average diluted shares outstanding	29,598	29,520	29,694

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	December 31, 2020	September 30, 2020
ASSETS:

Current assets:
Cash and cash equivalents	$278,895	$257,354
Accounts receivable, net	139,840	134,023
Inventories	157,355	159,134
Prepaid expenses and other current assets	27,830	26,558
Total current assets	603,920	577,069

Property, plant and equipment, net	365,871	362,067
Other long-term assets	1,421,155	1,437,331
Total assets	$2,390,946	$2,376,467

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$49,266	$49,254
Current portion of long-term debt	10,650	10,650
Accrued expenses, income taxes payable and other current liabilities	98,874	121,442
Total current liabilities	158,790	181,346

Long-term debt, net of current portion	908,834	910,764
Other long-term liabilities	214,594	210,044
Total liabilities	1,282,218	1,302,154

Stockholders' equity	1,108,728	1,074,313
Total liabilities and stockholders' equity	$2,390,946	$2,376,467

CMC MATERIALS, INC.
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
	Three Months Ended
	December 31, 2020	December 31, 2019
GAAP Net income	$31,530	$38,549

Amortization of acquisition related intangibles	20,201	21,361
Acquisition and integration-related expenses	2,369	2,204
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	—	392
Net costs related to restructuring of wood treatment business	26	—
Costs related to Pandemic, net of grants received	1,262	—
U.S. tax reform	—	7
Charges related to asset impairment of wood treatment	7,347	—
Tax effect on adjustments to net income[1]	(5,948)	(5,354)
Adjusted Net income	$56,787	$57,159

Reconciliation of GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended
	December 31, 2020	December 31, 2019
GAAP Diluted earnings per share	$1.07	$1.30
Adjustments (net of tax)[2] :
Amortization of acquisition related intangibles	0.53	0.55
Acquisition and integration-related expenses	0.06	0.06
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	—	0.01
Costs related to the Pandemic, net of grants received	0.03	—
Charges related to asset impairment of wood treatment	0.23	—
U.S. tax reform	—	—
Adjusted Diluted earnings per share	$1.92	$1.92

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit and Gross Margin
	Three Months Ended
	December 31, 2020	December 31, 2019
GAAP Revenue	$287,863	$283,143
Cost of sales	164,959	154,461
Gross profit	$122,904	$128,682
Gross margin	42.7%	45.4%

Adjustments:
Amortization of acquisition related intangibles	3,232	3,338
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	—	392
Net costs related to restructuring of wood treatment business	26	—
Costs related to the Pandemic, net of grants received	1,176	—
Adjusted gross profit	$127,338	$132,412
Adjusted gross margin	44.2%	46.8%

Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended
	December 31, 2020	December 31, 2019
GAAP Research, development and technical	$12,428	$12,811
GAAP Selling, general, and administrative	55,920	54,439
GAAP Asset impairment charges	7,347	—
Operating expenses	$75,695	$67,250
Adjustments[2] :
Amortization of acquisition related intangibles	(16,969)	(18,023)
Acquisition and integration-related expenses	(2,369)	(2,204)
Costs related to the Pandemic, net of grants received	(86)	—
Charges related to asset impairment of wood treatment	(7,347)	—
Adjusted operating expenses	$48,924	$47,023

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and EBITDA Margin

	Three Months Ended
	December 31, 2020	December 31, 2019
GAAP Net income	$31,530	$38,549
Interest expense	9,608	11,920
Interest income	(23)	(315)
Provision for income taxes	7,546	10,881
Depreciation & amortization	31,891	31,642
EBITDA	80,552	92,677
EBITDA margin	28.0%	32.7%

Adjustments (pre-tax):
Acquisition and integration-related expenses	2,369	2,204
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	—	392
Net costs related to restructuring of wood treatment business	26	—
Costs related to the Pandemic, net of grants received	1,262	—
Charges related to asset impairment of wood treatment	7,347	—
Adjusted EBITDA	$91,556	$95,273
Adjusted EBITDA margin	31.8%	33.6%

Fiscal Year 2021 Guidance Reconciliation [3]

	Fiscal Year 2021	Fiscal Year 2021
	Low	High
Net income	$141,000	$157,000
Interest expense, net[4]	39,000	39,000
Provision for income taxes[4]	39,000	43,000
Depreciation[4]	52,500	52,500
Amortization	85,000	85,000
EBITDA (Consolidated)	$356,500	$376,500
Acquisition and integration-related expenses[5]	2,369	2,369
Net costs related to restructuring of wood treatment business[5]	26	26
Costs related to the Pandemic, net of grants received[5]	1,262	1,262
Charges related to asset impairment of wood treatment[5]	7,347	7,347
Adjusted EBITDA Guidance - Consolidated	$367,504	$387,504

Reconciliation of Cash Flow From Operations to Free Cash Flow

	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$54,038	$48,124
Less: Capital expenditures	11,939	26,013
Free cash flow	$42,099	$22,111

Net cash used in investing activities	$(11,586)	$(25,470)

Net cash used in financing activities	$(25,364)	$(19,264)

Reconciliation of GAAP Debt to Net Debt

	December 31, 2020	September 30, 2020
Total short-term and long-term debt	$919,484	$921,414
Less: Cash and cash equivalents	278,895	257,354
Total net debt	$640,589	$664,060

1 Tax effect on the adjustments were calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.
2 All the adjustments are related to the Selling, general and administrative expenses.
3 This is a reconciliation of our indicated full year net income to our adjusted EBITDA. The amounts above may not reflect certain future charges costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, including impairment charges associated with the anticipated closure of our wood treatment business.
4 Amounts represent the mid-point of the current financial guidance provided on November 11, 2020.
5 Amounts represent actual Non-GAAP adjustments in the first quarter fiscal year 2021.